Exhibit 10.32

FIRST AMENDMENT TO CONSULTING AGREEMENT

This FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is entered into this 31st day of March, 2003, by and between VendingData Corporation, a Nevada corporation (“Company”) and John J. Gerard (“Consultant”).

WHEREAS, the parties have previously entered into a Consulting Agreement (the “Agreement”) dated December 31, 2002; and

WHEREAS, the parties desire to amend certain terms of the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.               Notwithstanding the provisions of Section 4 of the Agreement, the Exercise Price for the Warrants to Purchase up to Seven Hundred Fifty Thousand (750,000) shares of the Company’s common stock, pre-1-for-5 reverse stock split, or One Hundred Fifty Thousand (150,000) shares of the Company’s common stock, post-1-for-5 reverse stock split, shall be Two Dollars and Fifty Cents ($2.50), post-1-for-5 reverse stock split.

2.               The Parties expressly agree that except as modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date and year first above written.

VENDINGDATA CORPORATION

CONSULTANT

By:	/s/Steven J. Blad	By:	/s/John J. Gerard

Steven J. Blad, President & CEO

John J. Gerard